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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 15, 2000
                                                  ------------------------------

                              E*TRADE GROUP, INC.
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            (Exact name of registrant as specified in its charter)

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
          Delaware                                    1-11921                94-2844166
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     (State or other jurisdiction                   (Commission             (IRS Employer
          of incorporation)                         File Number)          Identification No.)

                    4500 Bohannon Drive, Menlo Park, California                  94025
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                      (Address of principal executive offices)                 (Zip Code)
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Registrant's telephone number, including area code    (650) 331-6000
                                                    ----------------------------

                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events


          On May 15, 2000, E*TRADE Group, Inc. and Wit Capital Group, Inc., now known as Wit SoundView Group, Inc., entered into a strategic alliance pursuant to which Wit and its controlled affiliates have agreed to provide equity and equity derivative securities offered to retail customers in U.S. initial public offerings and follow-on offerings on an exclusive basis to retail customers of E*TRADE and its broker-dealer affiliates. E*TRADE has agreed that Wit will be its exclusive provider of securities through such offerings. The exclusivity rights have a three year term, which can be automatically extended upon the satisfaction of certain performance standards by Wit. Under the strategic alliance, E*TRADE and Wit have agreed to cooperate in joint sales and marketing efforts and to share trading, customer and research products and data. As part of the consideration for the exclusivity rights, Wit has agreed to issue to E*TRADE 4,025,948 shares of common stock which are subject to a three-year prohibition on transfer, In addition, Wit has agreed to issue to E*TRADE a warrant to purchase up to 2,000,000 shares of Wit common stock for $10.25 per share, contingent upon maintaining the exclusivity rights for years four and five of the strategic alliance.

          In connection with the strategic alliance, E*TRADE also agreed to purchase 2,000,000 shares of Wit common stock for $10.25 per share, and E*TRADE Securities, Inc. agreed to acquire from Wit substantially all of the retail brokerage accounts maintained by Wit's subsidiary, Wit Capital Corporation. Wit granted to E*TRADE piggyback and demand registration rights with respect to the shares of Wit common stock to be issued to E*TRADE.

          The transactions contemplated by the strategic alliance are contingent on each other and on the closing of the merger of E*OFFERING Corp. into Wit's subsidiary, Wit SoundView Corporation, under a Merger Agreement dated May 15, 2000. Each of the agreements related to the strategic alliance terminate immediately upon any termination of the Merger Agreement.

          In connection with the merger of E*OFFERING and Wit SoundView, E*TRADE, acting as a shareholder of E*OFFERING, agreed to vote all of the shares of Wit common stock beneficially owned by it (i) in favor of the approval of the merger, (ii) against any action or agreement that would delay or prevent the merger, or result in a breach in any material respect of any covenant, representation or warranty or other agreement of Wit under the Merger Agreement, and (iii) against any alternative proposal or offer to acquire all or a substantial part of the business, properties or capital stock of E*OFFERING. E*TRADE also agreed, for a period of 18 months or, if the merger is consummated, for a period of six years and six months after the completion of the merger, not to (i) acquire or beneficially own an aggregate of 19.9% or more of any class of voting securities of Wit; (ii) make, or in any way participate in, any solicitation of proxies or become a participant in any election contest of Wit; or (iii) acquire, or offer to acquire, all or a substantial portion of the assets of Wit.

          Certain statements in the news release announcing these transactions constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause E*TRADE's actual results, performance or achievements, or those of the industry in which it operates, to be materially different from any expected future results, performance, or achievements express or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings and those discussed in periodic reports filed from time to time by E*TRADE with the Securities and Exchange Commission.


Item 7.   Financial Statements and Exhibits


          (c) Exhibits. The following document is listed as an exhibit to this report:

               99.1  Press Release dated May 15, 2000.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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
                                                                         E*TRADE GROUP, INC.
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                                                                         (Registrant)


               June 20, 2000                         /s/ Theodore J. Theophilos
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                   Date                              Theodore J. Theophilos
                                                     Corporate Secretary
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                                 EXHIBIT INDEX



          Exhibit                                  Description

          99.1      Press Release dated May 15, 2000.